EXHIBIT 10.16

                              REAL ESTATE MORTGAGE





     THIS AGREEMENT (the "Mortgage") made as of this _____ day of January, 2001, between CTI INDUSTRIES CORPORATION, a Delaware corporation (the "Mortgagor"), and BANCO POPULAR NORTH AMERICA (the "Mortgagee").


                              W I T N E S S E T H:


     That to secure the payment of the Notes of the Mortgagor in the principal amounts of Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00) and One Hundred Seventy-Three Thousand and No/100 Dollars ($173,000.00) respectively, together with interest thereon and the payment of any and all sums heretofore or hereafter loaned and advanced by Mortgagee to Mortgagor all of which sums shall not exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and the performance and observance by the Mortgagor, and any guarantors of any indebtedness secured hereby, of all of the covenants, agreements, and conditions contained in said Note, this Mortgage, in all other instruments pertaining to the repayment of any indebtedness secured hereby (including any guaranty thereof) and in any other security agreement relating to sums secured hereby, the Mortgagor hereby mortgages and conveys to the
Mortgagee:

          All those certain lots, pieces, or parcels of land with the buildings and improvements thereon situated, lying and being in the County of Lake, in the State of Illinois as set forth in Exhibit "A", attached hereto and made a part hereof (the "Premises").

     TOGETHER with all improvements, tenements, hereditaments, gas, oil, minerals, easements, fixtures and appurtenances thereunto belonging or pertaining; all apparatus, equipment and appliances now or hereafter therein or thereon used to supply heat, gas, air conditioning, water, light, power, ventilation and refrigeration; all machinery and other equipment of every nature and kind used or useful in connection with the maintenance and operation of the Premises and intended for the use of tenants or occupants; (all of the foregoing whether now on the Premises or hereafter erected, installed or placed thereon or therein, or whether physically attached thereto or not, are and shall be deemed a part of said real estate as between the parties hereto and all persons claiming by, through or under them, and a portion of the security for said indebtedness); and also all the estate, right, title and interest of the Mortgagor in and to the Premises. As to any of the property aforesaid which (notwithstanding the aforesaid declaration and agreement) does not so form a part and parcel of the real estate, this Mortgage is hereby deemed to be, as well, a Security Agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in such property, which Mortgagor hereby grants to Mortgagee as Secured Party (as said term is defined in the Uniform Commercial Code), securing said indebtedness and obligations. Notwithstanding anything contained herein to the contrary, this Mortgage does not cover (i) inventory of Mortgagor; (ii) any of the property described on Schedule 1 hereto; or (iii) any proceeds, replacements, additions, substitutions or accessories of any of the foregoing. Mortgagor represents and warrants that it is lawfully seized of the Premises, that the same are unencumbered, and that it has good right, full power and lawful authority to convey and mortgage the same, and covenants that it will warrant and forever defend said Premises and the quiet and peaceful possession of the same against any and all claims of all persons whomsoever;

     TO HAVE AND HOLD the Premises unto Mortgagee, its successors and assigns, forever, for the purposes and uses herein set forth, free from all rights and benefits under the Homestead Exemption Laws of the State of Illinois, which said rights and benefits Mortgagor does hereby expressly release and waive.

     Mortgagor covenants and agrees:

     1. To pay, when due, all sums secured hereby.

     2. Not to abandon the Premises; to keep the Premises in good condition and repair and not to commit or suffer waste; to pay for and complete within a reasonable time any building at any time in the process of erection upon the Premises; to promptly repair, restore, or rebuild any building or improvement now or hereafter on the Premises which may become damaged or destroyed; to refrain from impairing or diminishing the value of the security and to make no material alterations of the Premises.


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     3. To comply with all requirements of law or municipal ordinances governing the Premises and the use thereof; and to permit Mortgagee to inspect the Premises at all reasonable times.

     4. To keep the Premises free from mechanics or other liens or claims for liens of any kind; to pay when due any indebtedness which may be secured by a lien or charge on the Premises, including, without limitation, any condominium association assessments, dues or charges, and, upon request, to exhibit to Mortgagee satisfactory evidence of the payment and discharge of such liens or claims.

     5. To pay, ten (10) days before any penalty attaches, all general taxes and to pay, when due, all special taxes, special assessments, water charges, drainage charges, sewer service charges and other charges against the Premises, of any kind whatsoever, which may be levied, assessed, charged or imposed on the Premises or any part thereof.

     6. To promptly pay all taxes and assessments assessed or levied under or by virtue of any state, federal or municipal law or regulation now existing or hereafter adopted against Mortgagee upon this mortgage, or the debt hereby secured, or upon Mortgagee's interest under this mortgage, provided however, that the total amount so paid for any such taxes pursuant to this paragraph together with the interest payable on said indebtedness shall not exceed the highest lawful rate of interest in the State of Illinois for commercial business loans of this type and provided further that in the event of the adoption of any law or regulation affecting such highest lawful rate of interest, the entire indebtedness secured by this mortgage shall thereupon become immediately due and payable at the option of Mortgagee.

     7. To exhibit to Mortgagee, at least annually and at any time upon request, official receipts showing full payment of all taxes, assessments and charges which Mortgagor is required or shall elect to pay hereunder.

     8. To keep the Premises continuously insured until the indebtedness secured hereby is fully paid (or in case of foreclosure until expiration of the period of redemption, if any) against loss or damage under such types of hazard, liability and environmental hazard insurance, in such forms and amounts and written by such companies as may be approved or reasonably required from time to time by Mortgagee; all policies whether or not required by the terms of this mortgage, shall contain loss payable clauses in favor of the Mortgagee (or, in case of foreclosure sale, in favor of the owner of the certificate of sale); in the event of loss, penalty or judgment, Mortgagor shall immediately notify Mortgagee in writing and Mortgagor hereby authorizes and directs each and every insurance company concerned


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to make payments for such loss, penalty or judgment jointly to Mortgagor and
Mortgagee, and the insurance proceeds or any part thereof may be applied by Mortgagee, at its option, either to the reduction of the indebtedness hereby secured, or to the restoration or repair of the property damaged, or to the payment of any fine, penalty, judgment or clean-up costs assessed against Mortgagor or Mortgagee and any application thereof to the indebtedness shall not relieve Mortgagor from making any payments herein required until the indebtedness is paid in full.

     9. To deliver to Mortgagee all policies of insurance, with evidence of premiums prepaid (renewal policies to be delivered not less than ten (10) days prior to the respective dates of expiration), and title guarantee policies and other evidence of title to the Premises, all of which shall be held by Mortgagee without liability, and in the event of foreclosure of this mortgage or transfer of title to the Premises in extinguishment of said indebtedness, shall become the absolute property of Mortgagee. Mortgagee may, from time to time, at its option, waive, and after any such waiver, reinstate, any or all provisions hereof requiring deposit of insurance policies, by notice to Mortgagor in writing.

     10. Upon default and demand by Mortgagee, to make monthly deposits with Mortgagee, in addition to any other payments required to be made hereunder of a sum equal to one-twelfth (1/12th) of the yearly taxes and assessments which may be levied against the Premises and one-twelfth (1/12th) of the annual premium on the insurance policies covering the Premises. The amount of such taxes and assessments and premiums, when unknown, shall be estimated by Mortgagee. Such deposits shall be used by Mortgagee to pay such taxes and assessments and premiums when due. Any insufficiency of such deposits to pay such taxes and assessments and premiums when due shall be paid by Mortgagor to Mortgagee on demand. Upon any default under this mortgage, Mortgagee may apply any such deposits to any obligation secured hereby or due hereunder. The enforceability of the covenants relating to taxes and assessments and premiums herein otherwise provided, shall not be affected except insofar as the obligations thereunder have been actually met by compliance with this paragraph. Mortgagee may from time to time at its option waive, and after any such waiver reinstate, any or all provisions hereof requiring deposits for taxes and assessments and premiums, by notice to Mortgagor in writing. While any such waiver is in effect, Mortgagor shall pay taxes and assessments and premiums as herein elsewhere provided.

     11. To pay to Mortgagee any awards of damage resulting from condemnation proceedings or the taking or injury of the Premises for public use, less reasonable costs and associated attorneys' fees and expenses of Mortgagor and the proceeds or any part thereof shall be applied by Mortgagee, at its option, after the


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payment of all of its expenses, including costs and attorneys' fees, to the reduction of the indebtedness hereby secured.

     12. To deliver to the Mortgagee reports of the income and expenses of the Premises in such reasonable detail as the Mortgagee may require signed by the responsible operating official of the Premises, and to deliver financial statements of the Mortgagor within ten (10) days after request by Mortgagee.

     13. In the event of default in performance of any of the covenants or agreements herein contained, Mortgagee may, but need not, make any payment or perform any act hereinbefore required of Mortgagor, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or contest any tax or assessment. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys' fees, and any other monies advanced by Mortgagee to protect the Premises and the lien hereof shall be so much additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the rate in effect after maturity as set forth in the note described above. Mortgagee, making any payment hereby authorized relating to taxes or assessments, shall be the sole judge of the legality and validity thereof and of the amount necessary to be paid in satisfaction thereof.

     14. If (a) default be made in payment, when due, of any sum secured hereby, or in any of the other covenants or agreements herein contained to be performed by Mortgagor, or (b) if there be a default in the terms and/or conditions of any other agreement between the Mortgagor and the Mortgagee relating to the sum hereby secured or to any other indebtedness of the Mortgagor to Mortgagee or,
(c) if there be a default in the terms or conditions of any other agreement between the Mortgagor, or any guarantor and the Mortgagee, or (d) if any proceedings be instituted or process issued (i) to enforce any other lien, charge, or encumbrance against the Premises, or (ii) against Mortgagor or any guarantor under any bankruptcy or insolvency laws, or (iii) to place the Premises or any part thereof in the custody or control of any court through its receiver or other officer, and such proceedings are not dismissed or stayed on appeal or such process withdrawn within ten days after written notice to Mortgagor, or (e) in the event the Mortgagor shall create or permit to exist any mortgage, lien or other encumbrance on the Premises other than the encumbrance represented by this Mortgage, or (f) in the event the Mortgagor shall convey title to any person or persons other than the Mortgagor, enter into any lease or other agreement containing an option to purchase or


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receive title to the Premises, or shall suffer or permit Mortgagor's equity of redemption to become vested in any person or persons other than the Mortgagor; or (g) if Mortgagor or any guarantor makes any assignment for the benefit of creditors, or is at any time insolvent, or (h) if, at any time, litigation is commenced or reinstated contesting Mortgagor's ownership of the Premises or the validity of the lien of Mortgagee in the Premises; or (i) if by or with the consent or at the instance of Mortgagor, the Trustee, or any guarantor proceedings to extend the time of payment of any sums secured hereby or to change the terms of this mortgage be instituted; then,

     I. All sums secured hereby shall, at the option of Mortgagee, become immediately due and payable without notice, with interest thereon.

     II. Mortgagee may immediately foreclose this mortgage. The Court in which any proceeding is pending for that purpose may, at once or at any time thereafter, either before or after sale, and without regard to the solvency or insolvency of any person liable for payment of the indebtedness secured hereby, and without regard to the then value of the Premises, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loan hereby secured is made), for the benefit of Mortgagee, with power to collect the rents, issues and profits of the Premises, due and to become due during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of such rents, issues and profits when collected, may pay costs incurred in the management and operation of the Premises, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Premises, and may pay all or any part of the indebtedness secured hereby or any deficiency decree, and Mortgagor hereby grants to Mortgagee the right, acting through itself, its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Premises and property, expel and remove any persons, goods or chattels, occupying or upon the same, and to collect or receive all the rents, issues and profits thereof, and to manage and control the same, and to lease the same or any part thereof from time to time, and after deducting all reasonable attorneys' fees, and all expenses incurred in the protection, care, maintenance, management and operation of the Premises, apply the remaining net income upon the indebtedness secured hereby, or upon any deficiency


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          decree entered by virtue of any sale held pursuant to a decree of foreclosure.

     15. In any foreclosure of this mortgage there shall be allowed and included in the decree for sale, to be paid out of the rents or proceeds of such sale:

          (a) All sums secured hereby and remaining unpaid,

          (b) All sums advanced or paid by Mortgagee pursuant to this mortgage with interest,

          (c) All court costs, attorneys' fees, appraisers' fees, expenditures for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantee policies, Torrens certificates and similar data with respect to title, as Mortgagee may deem necessary in connection with (i) any proceeding, including probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant, or defendant, by reason of this Mortgage or any indebtedness hereby secured; or (ii) preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose whether or not actually commenced; or (iii) preparations for the defense of any threatened suit or proceeding which might affect the Premises or the security hereof, whether or not actually commenced. All expenditures and expenses of this type mentioned in this subparagraph (c) shall become so much additional indebtedness secured hereby and immediately due and payable, with interest thereon. The proceeds of any foreclosure sale shall be distributed and applied to the items described in subparagraphs (a), (b), and (c) in order of priority inversely to the manner in which said subparagraphs are above listed and any surplus of the proceeds of such sale shall be paid to Mortgagor.

     16. Mortgagor hereby waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on their own behalf and on behalf of each and every person.

     17. No remedy or right of Mortgagee shall be exclusive of but shall be in addition to every other remedy of right now, or hereafter, existing at law or in equity. No delay in exercising, or omission to exercise, any remedy or right, accruing on any default shall impair any such remedy or right, or shall be construed to be a waiver of any such default, or acquiescence


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therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Mortgagee.

     18. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of said note, and without notice or consent:

     (a) release any person liable for payment of all or any part of the indebtedness or for performance of any obligation,

     (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof,

     (c) exercise or refrain from exercising or waive any right Mortgagee may have,

     (d) accept additional security of any kind,

     (e) release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the property mortgaged hereby.

     Upon full payment of all sums secured hereby at the time and in the manner provided, then this conveyance shall be null and void and a reconveyance or release of the Premises shall be made by Mortgagee to Mortgagor.

     19. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, after due inquiry, the Premises complies as of the date hereof, and Mortgagor covenants and agrees that it and the Premises will from the date hereof comply, in all material respects with all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C.ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.ss.1251 et seq., the Toxic


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Substances Control Act of 1976, 15 U.S.C.ss.2601 et seq., the Emergency Planning
and Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 et seq., the Clean
Air Act of 1966, as amended 42 U.S.C.ss.7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C.ss.4321, the Rivers and Harbors Act of 1899, 33 U.S.C.ss.401 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.300, the Illinois Environmental Protection Act, as amended 415, ILCS 5/1, et. seq. (1987), the Illinois Chemical Safety Act, as amended, 430 ILCS 45/1, et. seq. (1987) and the Illinois Responsible Property Transfer Act, as amended, 765 ILCS 90/1, et. seq. (1987), and all rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

     20. Mortgagor warrants and represents that, to the best of its knowledge, after due inquiry, the Premises, including all personal property, is free from contamination, that there has not been thereon a release, discharge or emission, or threat of release, discharge or emission, of any hazardous substances, gas or liquid (including without limitation, petroleum, its derivatives or by-products, or other hydrocarbons), or any other substance, gas or liquid, which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to safety, health or the environment, and that the Premises does not contain, or is not affected by: (i) asbestos, (ii) urea formaldehyde foam insulation, (iii) polychlorinated biphenyls (PCB's), (iv) underground storage tanks, (v) landfills, land disposals or dumps.

     21. Mortgagor represents and warrants that it has not given, nor should it give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) Mortgagor has violated, or is about to violate, any federal, state, regional, county or local environmental, healthy or safety statute, law, rule, regulation, ordinance, judgment or order;
(ii) there has been a release, or there is threat of release, of hazardous substances (including, without


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limitation, petroleum, its by-products or derivatives or other hydrocarbons)
from the Premises; (iii) Mortgagor may be or is liable, in whole or in part, for the costs or cleaning up, remediating or responding to a release of hazardous substances on or from the Premises (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); (iv) any of the Mortgagor's property or assets are subject to a lien in favor of any Governmental Body for any liability, costs or damages, under federal, state or local environmental law, rule or regulation arising from or costs incurred by such governmental entity in response to a release of a hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons). In the event that Mortgagor receives any notice of the type described in this Section 4, Mortgagor shall promptly provide a copy to Mortgagee, and in no event, later than fifteen (15) days from Mortgagor's receipt or submission thereof.

     22. Mortgagor represents and warrants that to the best of its knowledge, after due inquiry, it has never in the past engaged in, and agrees that in the future it shall not conduct, any business, operations or activity on the Premises, or employ or use the personal property or facilities, to manufacture, use, generate, treat, store, transport or dispose of any hazardous substance (including without limitation, petroleum, its derivatives or by-products, or other hydrocarbons), or any other substance which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to safety, healthy or the environment, including, without limitation, any business, operation or activity which would bring Mortgagor, its property or facilities, within the ambit of the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Illinois Environmental Protection Act, as amended, 415 ILCS 5/1 et. seq. (1987), the Clean Air Act of 1966, as amended, 42 U.S.C. ss.7401 et seq., or any similar, state, county regional or local statute, law, regulation, rule or ordinance, including, without limitation, any state statute providing for financial responsibility for cleanup for the release or threatened release of substances provided for thereunder.

     23. All provisions hereof shall inure to and bind the respective heirs, executors, administrators, successors, vendees and assigns of the parties hereto, and the word Mortgagor shall include all persons claiming under or through Mortgagor (including, if this Mortgage is executed by a trust or trustee, any beneficiary thereof) and all persons liable for the payment of the indebtedness or any part thereof, whether or not such


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persons shall have executed the Note, any guaranty or this mortgage. Wherever used, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders.


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     IN WITNESS WHEREOF, the undersigned has executed this Mortgage as of the day and year first written above.





                                      CTI INDUSTRIES CORPORATION



                                      By: /s/ Howard Schwan
                                          --------------------------
                                          Its:President

ATTEST:



____________________

Its: _______________




This instrument was
prepared by:                                Mail To:

David A. Kallick                            David A. Kallick
Tishler & Wald, Ltd.                        Tishler & Wald, Ltd.
200 S. Wacker Drive                         200 S. Wacker Drive
Suite 2600                                  Suite 2600
Chicago, IL  60606                          Chicago, IL  60606
(312) 876-3800


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                                 ACKNOWLEDGMENT



STATE OF ILLINOIS)
                 )   ss.
COUNTY OF COOK   )


     I, , a Notary Public _____________________________________ in and for and
residing in said County and State, DO HEREBY CERTIFY that ______________________________, _______________ and ____________________,
___________________ of CTI INDUSTRIES CORPORATION, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary acts and the acts of the Company for the uses and purposes set forth therein.

     GIVEN under my hand and notarial seal this day of __________________, 2001.



                                                     ---------------------------
                                                     Notary Public


                                                     My commission expires:


                                                     ---------------------------







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